Exhibit 32.1

CERTIFICATION OF EXECUTIVE VICE PRESIDENT - CHIEF FINANCIAL OFFICER

18 U.S.C. 1350 Certification of Donny R. Johnson
Executive Vice President - Chief Financial Officer
 of
Duckwall-ALCO Stores, Inc.

In connection with the Quarterly Report on Form 10-Q of Duckwall-ALCO Stores, Inc., a Kansas corporation (the “Company”), for the quarter ended May 2, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company certifies pursuant to 18 U.S.C. Section 1350, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(a)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and;

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Duckwall-ALCO Stores, Inc. and will be retained by Duckwall-ALCO Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  June 10, 2010

                                        By:       /s/ Donny R. Johnson
                                           Executive Vice President - Chief Financial Officer